UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
June 18, 2025
(Date of Report)
(Date of earliest event reported)
JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)
New York
(State or other jurisdiction of incorporation)

001-11507	13-5593032

(Commission File Number)	(IRS Employer Identification No.)
111 River Street, Hoboken New Jersey	07030

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(201) 748-6000

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $1.00 per share	WLY	New York Stock Exchange
Class B Common Stock, par value $1.00 per share	WLYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
John Wiley & Sons, Inc. (the “Company”) issued a press release today, June 23, 2025, announcing the appointment of Craig Albright as Executive Vice President and Chief Financial Officer, reporting to President and Chief Executive Officer, Matthew S. Kissner, effective June 26, 2025. Mr. Chris Caridi, the Company's Interim Chief Financial Officer, will continue with the role of Senior Vice President, Chief Accounting Officer and Finance Transformation Leader.

Mr. Albright joins Wiley with over 30 years of global leadership expertise in finance, strategy, and consulting roles. He recently served as CFO, Americas and Global Cash Center Lead at Xerox from 2020 through 2024, where he oversaw multiple business units with annual sales ranging from $100 million to $2 billion, drove portfolio decisions, delivered significant cost savings, and instituted programs to improve cash conversion. Prior to that, he served as CFO, Commercial Excellence of Xerox overseeing strategic finance activities for three product divisions, including reporting, performance management, FP&A and capital allocation. He developed an organic growth program that identified strategic opportunities and performance indicators, resulting in $300 million in new revenue. In addition, Albright has successfully led finance organizations through global economic crises and disruptions while driving organic and inorganic growth and consolidating enterprise systems.

In connection with his appointment, Mr. Albright will receive:
•A base salary of $550,000.
•Eligibility to participate in the Company’s Executive Annual Incentive Plan, with a target incentive equal to 100% of base salary.
•Eligibility to participate in annual grants under the Company’s Executive Long-Term Incentive Program (ELTIP), with a target long-term incentive equal to 200% of base salary.
•Eligibility for domestic relocation support, as detailed in his employment letter.

Mr. Albright’s employment letter also provides for certain severance and change in control benefits. Pursuant to his employment letter, Mr. Albright is subject to certain confidentiality obligations, and non-compete and non-solicitation covenants. The foregoing description is a summary and is qualified in its entirety by reference to the employment letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in its entirety herein.
A copy of the press release announcing the appointment of Mr. Albright as Executive Vice President and Chief Financial Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Albright has no family relationship with any member of the Board of Directors of the Company or any executive officer of the Company and is not a party to any transactions listed in Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Albright and any other persons pursuant to which he was appointed Executive Vice President and Chief Financial Officer of the Company.
Item 9.01 Financial Statements and Exhibits.
Exhibit No. Description

10.1 - Employment Letter dated June 18, 2025.

99.1 - Press release dated June 23, 2025.
104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOHN WILEY & SONS, INC.
(Registrant)

By	/s/ Matthew S. Kissner
Matthew S. Kissner
President and Chief Executive Officer

Dated: June 23, 2025